Exhibit 10.10

AMENDMENT NO. 1
TO THE
PERRIGO COMPANY
ANNUAL INCENTIVE PLAN
WHEREAS, Perrigo Company (the “Company”), a subsidiary of Perrigo Company plc, sponsors the Perrigo Company Annual Incentive Plan (the “MIB”);
WHEREAS, the Company desires to make certain clarifying changes to the MIB to reflect the change to the fiscal year-end of Perrigo Company plc;
NOW, THEREFORE, the MIB is amended as follows effective as of June 22, 2015:
1.    Section 4 of the MIB (“Awards”) is amended to read as follows:
4.    Awards.  The Committee shall establish, in writing, the Performance Goal(s) to be attained for each Participant for each fiscal year based on one or more Performance Measures, and the payout schedule detailing the total amount which may be available for payout to each Participant based upon the relative level of attainment of the Performance Goal(s) with respect to such Performance Measure(s). The Committee shall establish the Performance Goal(s) and the Performance Measure(s) by the earlier of (i) the 90th day after commencement of the service period to which the Performance Goal(s) and Measure(s) relate, and (ii) the expiration of 25% of the service period to which the Performance Goal(s) and Measure(s) relate.
2.    Section 5 of the MIB (“Committee Certification”) is amended to read as follows:
5.    Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, but in no event later than the 15th day of the third month following the end of the Participant’s tax year (or, if later, the Company’s tax year) in which the Participant’s right to a payment vests, the Committee shall certify, in writing, (i) whether and to what extent the Performance Goal(s) for such year were satisfied, and (ii) the amount available for each Participant’s Incentive Bonus for such year based upon the payout schedule established under Section 4 for such Participant for such year.
3.    The second sentence of Section 7 of the MIB (“Payment of Incentive Bonuses”) is amended to read as follows:
Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than the 15th day of the third month following the end of the Participant’s tax year or the Company’s tax year (whichever is later) in which the Participant’s right to the payment vests.
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IN WITNESS WHEREOF, Perrigo Company has caused this Amendment No. 1 to be executed by its duly authorized officer this 9th day of July, 2015.
PERRIGO COMPANY

By:	/s/ Judy L. Brown

Title:	EVP, CFO